                                                                     EXHIBIT 4.6
                                                                     -----------

                                [FACE OF NOTE]

                         TVN ENTERTAINMENT CORPORATION

                      14% Senior Note Due 2008, Series B

                                                       [CUSIP] [CINS] __________

No.                                                                   $_________

     TVN ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of __________ ($_________) on August 1, 2008.

     Interest Payment Dates: February 1 and August 1, commencing February 1,
1999.

     Regular Record Dates: January 15 and July 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                    TVN ENTERTAINMENT CORPORATION

                                    By:
                                       -----------------------------------
                                          Name:
                                          Title:

                                    By:
                                       -----------------------------------
                                          Name:
                                          Title:

                   (Trustee's Certificate of Authentication)

     This is one of the Notes described in the within-mentioned Indenture.

Date:

                                    THE BANK OF NEW YORK,
                                          as Trustee

                                    By:
                                       -----------------------------------
                                          Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                         TVN ENTERTAINMENT CORPORATION

                           14% Senior Note due 2008

1.   Principal and Interest.
     ----------------------

     The Company will pay the principal of this Note on August 1, 2008.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semi-annually (to the Holders of record of the Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.   Method of Payment.
     -----------------

     The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each of February 1 and August 1 to the persons who are Holders (as reflected in the Security Register at the close of business on such February 15 and August 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after August 1, 2008.

     The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.
     --------------------------

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture; Limitations.
     ----------------------

     The Company issued the Notes in an exchange for its 14% Senior Notes due 2008, Series A, which were issued under an Indenture dated as of July 29, 1998 (the "Indenture"), between the Company and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in this Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company.

5.   Redemption.
     ----------

     The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is immediately prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 1 of the years set forth below:

                     Year                              Redemption Price
                     ----                              ----------------
                     2003                                  108.000%

                     2004                                  105.333%

                     2005                                  102.667%

             2006 and thereafter                           100.000%


     At any time prior to August 1, 2001, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount thereof) of 114.000%; provided that (i) Notes representing at least $130.0 million aggregate principal amount remain outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days after the consummation of the related Public Equity Offering.

     Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.   Repurchase upon Change of Control.
     ---------------------------------

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

     A Holder shall be treated as the owner of a Note for all purposes.

9.   Unclaimed Money.
     ---------------

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest, if any, on the Notes to redemption or maturity, (a) the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, or (b) the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.
     -----------------------------

     Subject to certain exceptions set forth in the Indenture, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.  Restrictive Covenants.
     ---------------------

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.
     -----------------

     When a successor Person or other entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person, subject to certain exceptions, will be released from those obligations.

14.  Defaults and Remedies.
     ---------------------

     The following events constitute "Events of Default" under the Indenture:
(a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, or a failure by the Company to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Date; (c) the Company defaults in the performance of, or breaches the provisions of, Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.17; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property, and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors or (i) the Pledge Agreement shall cease to be in full force and effect or to be enforceable in accordance with its terms, except as provided therein.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the aggregate principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

15.  Security.
     --------

     The Company has entered into the Pledge Agreement and purchased and pledged to the Collateral Agent for its benefit and the ratable benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Collateral Agent for its benefit and the ratable benefit of the Holders and will be held by the Collateral Agent in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

16.  Trustee Dealings with Company.
     -----------------------------

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

     No incorporator or any past, present or future partner, stockholder, other equity Holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.  Authentication.
     --------------

     This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.  Abbreviations.
     -------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to TVN Entertainment Corporation, 2901 West Alameda Avenue, Seventh Floor, Burbank, California 91505, attention: Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------


___________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

___________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
     -----------    ------------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
4.10 or 4.17 of the Indenture, check the Box: [_]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or 4.17 of the Indenture, state the amount:
$___________________.

Date:  _______________

Your Signature:  ______________________________________________________________
                  (Sign exactly as your name appears on the other side of this
                     Note)

Signature Guarantee:  ______________________________

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.